Performance Share Award Agreement
Granted Under NxStage Medical, Inc. 2014 Omnibus Incentive Plan

1.	Grant of Performance Shares.

This agreement evidences the grant by NxStage Medical, Inc., a Delaware corporation (the “Company”), to the Participant listed below of performance shares representing the conditional right to receive restricted stock units (“RSUs”), as outlined below:

Participant:	<first_name> <middle_name> <last_name>
RSUs:	<PSUs_awarded>
Grant Date:	<award_date>

Except as otherwise indicated by the context, “Participant” shall be deemed to include any person who acquires these performance shares validly under their terms.

These performance shares are granted in consideration of employment services rendered and to be rendered by the Participant to the Company. These performance shares are subject to the terms of this agreement and the Company’s 2014 Omnibus Incentive Plan (the “Plan”), a copy of which is furnished to the Participant with this agreement. Any capitalized term that is not defined in this agreement shall have the meaning ascribed to it in the Plan.

2.	Vesting.

(a)
Performance Shares. These performance shares will become nonforfeitable (“vest”), and result in the following number of RSUs to be earned, upon achieving the corresponding performance goals for <performance_period>:

[Targets]
RSUs
*Targets are in millions. Performance goals exclude non-operating activities such as divestitures, and other non-operating items that may arise that were not included in the plan. Performance goals should be measured by applying the same accounting principles, tax laws or other laws or provisions in effect at the time of preparing the performance goals set forth above, without regard to whether there was a change in application of accounting principles, tax laws or other laws or provisions at a later date.
Performance in-between specific goals will result in the number of RSUs earned to be interpolated between the corresponding amounts in the table above.

(b)
RSUs. Any earned RSUs will in turn represent the conditional right to receive shares of the Company’s common stock, $0.001 par value per share (the “Shares”), on a one-for-one basis, and will vest on the dates and with respect to the portion of Shares indicated below, provided that the Participant is an Eligible Participant on such dates:

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Date	Portion of Shares Vesting On Such Date
The date the Company’s Compensation Committee determines the achievement of the performance goals described in Section 2(a) (the “Determination Date”)	1/3
The first anniversary of the Determination Date	1/3
The second anniversary of the Determination Date	1/3

“Eligible Participant” means a Participant that is, and at all times since the Grant Date has been, an employee, officer or director of, or consultant or advisor to, the Company or an Affiliate of the Company.
Any earned RSUs will be granted pursuant to, and be subject to the terms and conditions set forth in, a separate restricted stock unit agreement to be entered into between the Company and the Participant.

3.	Withholding Taxes.

This Section 3 only applies to Participants who are Employees. The Grantee acknowledges and agrees, as a condition of this grant, that the Grantee will pay all applicable federal, state or local withholding taxes required by law to be withheld in respect of these performance shares, the RSUs or the Shares by hereby directing the Company to withhold, from the Shares otherwise issuable to the Grantee, a number of Shares in an amount reasonably determined by the Company to be materially sufficient to satisfy such withholding taxes. In addition, the Company may deduct from payments of any kind otherwise due to the Participant all applicable federal, state or local withholding taxes required by law to be withheld in respect of these performance shares, the RSUs or the Shares.

4.	Termination.

If the Participant ceases to be an Eligible Participant for any reason, all of the then unvested performance shares, unearned RSUs and unvested Shares will be forfeited immediately and automatically, without the payment of any consideration to the Participant, effective as of the time that the Participant ceases to be an Eligible Participant.

5.	Transfer Restrictions.

These performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights.

* * *

IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officer under its corporate seal.

NxStage Medical, Inc.

By:

Jeffrey H. Burbank
Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the terms and conditions of this agreement and acknowledges receipt of a copy of the Company’s 2014 Omnibus Incentive Plan and related prospectus.

Participant:
Address:

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